EXHIBIT 10.4

Comerica Bank

November 3, 2003

Quantum-Veritek, Inc.

50120 Pontiac Trail

Wixom, Michigan 48393

Gentlemen:

Comerica Bank (“Bank”) has extended to Quantum-Veritek, Inc., a Michigan corporation (“Borrower”) a line of credit loan in an amount equal to Six Million Seven Hundred Thousand Dollars ($6,700,000) (together with any other loans or credit accommodations now or hereafter extended to Borrower, the “Credit Facilities”). The Credit Facilities are to be guaranteed by James Juranitch, Janet Juranitch, and Quantum Value Partners, L.P. (“Quantum Value”) (collectively, the “Guarantors”).

1. In connection with the Credit Facilities, Bank requires that Borrower furnish or cause to be furnished to Bank:

(a) As soon as available and in any event not later than ninety (90) days after and as of the close of each calendar year, certified balance sheets for James Juranitch and Janice Juranitch;

(b) As soon as available, and in any event not later than ninety (90) days after the close of each fiscal year of Quantum Value, beginning with the fiscal year ending December 31, 2003, financial statements of Quantum Value, containing the balance sheet of Quantum Value as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared in accordance with GAAP, shall be in such detail as Bank may reasonably require, and shall be audited by independent certified public accountants of recognized standing selected by Quantum Value and acceptable to Bank.

(c) Within ten (10) days of filing, copies of the federal income tax returns of Borrower and Guarantors;

(d) As soon as available, and in any event not later than ninety (90) days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2003, financial statements of Borrower, containing the balance sheet of Borrower as

Quantum-Veritek, Inc.

November 3, 2003

of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared in accordance with GAAP, shall be in such detail as Bank may reasonably require, and shall be audited by independent certified public accountants of recognized standing selected by Borrower and acceptable to Bank;

(e) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, including the last fiscal quarter of each fiscal year, Borrower’s balance sheet and related statements of income and retained earnings for such quarter and fiscal year-to-date, each prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments) and compiled by independent certified public accountants of recognized standing selected by Borrower and acceptable to Bank;

(f) As soon as available, and in any event within fifteen (15) days after and as of the end of each calendar month, (a) a borrowing base report for and as of such month then ending and (b) detailed agings of Borrower’s accounts receivable and accounts payable, in each case, in form and detail satisfactory to Bank;

(g) within thirty (30) days after April 15 of each year or within any extension period so long as a copy of a filed extension is provided to Bank, the tax returns of Pontiac Trail, LLC; and

(h) from time to time, such further information regarding the business affairs and financial condition of Borrower and Guarantors as Bank may reasonably request.

2. Borrower will permit Bank, through its authorized attorneys, accountants and representatives, to examine its books, accounts, records, ledgers and assets of every kind and description at all times upon oral or written request of Bank, which shall include, without limitation, accounts receivable and inventory audits of Borrower conducted by Bank at Borrower’s own cost and expense.

3. Failure by Borrower to comply with these requirements shall constitute an event of default under the Credit Facilities and entitle Bank, at its option, to declare Borrower’s liabilities to Bank to be immediately due and payable.

4. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT ITS COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN, AND THE ABSENCE OF ANY EVENT OF DEFAULT HEREUNDER, SHALL NOT, IN ANY WAY WHATSOEVER, LIMIT, RESTRICT OR OTHERWISE AFFECT OR IMPAIR BANK’S RIGHT OR ABILITY TO MAKE DEMAND FOR PAYMENT OF ANY OR ALL OF THE CREDIT FACILITIES WHICH MAY BE ON A DEMAND BASIS AT ANY TIME IN BANK’S SOLE AND ABSOLUTE DISCRETION, WITH OR WITHOUT REASON OR CAUSE, AND THE EXISTENCE OF ANY EVENT OF DEFAULT

Quantum-Veritek, Inc.

November 3, 2003

HEREUNDER SHALL NOT BE THE SOLE REASON OR BASIS FOR ENABLING BANK TO MAKE DEMAND FOR PAYMENT OF ALL OR ANY PART OF SUCH CREDIT FACILITIES.

5. Borrower agrees, that it will pay all costs and expenses incurred by Bank in connection with the preparation of this Agreement and any other loan documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and distributions of counsel for the Bank.

6. BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE CREDIT FACILITIES.

Please indicate your agreement to the foregoing by your signature as provided below.

Very truly yours,

COMERICA BANK,
a Michigan banking corporation

By:	/s/ Suhas V. Parekh
Suhas V. Parekh

Its:	Acct. Rep

Agreed to and accepted by:

QUANTUM-VERITEK, INC.,

a Michigan corporation

By:	/s/ James C. Juranitch
James C. Juranitch

Its:	Pres/ceo

Dated: November 3, 2003